As filed with the Securities and Exchange Commission on May 22, 2003
                                                           Registration No. 333-
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
 (Includes Registration of Shares for resale by means of a Form S-3 Prospectus)
                      -------------------------------------
                            FULLCIRCLE REGISTRY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                              87-0653761
    (State or other jurisdiction       (IRS  Employer Identification No.)
of incorporation or organization)


                            500 West Jefferson Street
                                 2310 PNC Plaza
                           Louisville, Kentucky 40202

               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------
              2003 STOCK INCENTIVE PLAN AND COMPENSATION AGREEMENTS
                  ---------------------------------------------
                              (Full title of plan)

                          W. Garriott Baker, President
                            500 West Jefferson Street
                                 2310 PNC Plaza
                           Louisville, Kentucky 40202

                     (Name and address of agent for service)
                                 (502) 540-5112
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------
                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities      Amount        Offering       Aggregate    Amount of
to be           to be         Price          Offering     Registration
Registered      Registered    Per Share(1)   Price(1)     Fee
----------      -----------   ------------   ----------   -----------
Common Stock    1,975,279     $0.07          $138,270     $11.19

--------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Over-the-Counter Bulletin Board on May 21, 2003.

                                EXPLANATORY NOTE

         The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors and consultants of FullCircle Registry, Inc.

Prospectus

                            FULLCIRCLE REGISTRY, INC.

                        1,975,279 SHARES OF COMMON STOCK

                             issued pursuant to the

              2003 STOCK INCENTIVE PLAN AND COMPENSATION AGREEMENTS


     This prospectus relates to the sale of up to 975,279 shares of common stock of FullCircle Registry, Inc. offered by certain holders of our securities acquired by their employment and consulting contracts with FullCircle Registry. In addition, this prospectus relates to sale of up to 1,000,000 shares of common stock that may be acquired through stock grants and upon the exercise of options issued to such persons pursuant to our 2003 Stock Incentive Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

     Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "FLCR." On May 21, 2003, the closing sale price of the common stock was $0.08 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is May 22, 2003.


                                TABLE OF CONTENTS
                                                                                                 Page

Prospectus Summary                                                                               5
Risk Factors                                                                                     6
Selling Stockholders                                                                             10
Plan of Distribution                                                                             11
Interests of Named Experts and Counsel                                                           12
Incorporation of Certain Documents by Reference                                                  12
Disclosure of Commission Position on Indemnification For Securities Act Liabilities              12
Available Information                                                                            13

                               Prospectus Summary
General Overview


         FullCircle Registry, Inc. (the "Company" or "FullCircle Registry") is a technology-based company that provides emergency document and information management to consumers. Through the use of coded customer IDs and personal identification numbers, our system is designed to allow customers and/or medical personnel to quickly obtain critical information about our customers' special medical needs, wishes (living wills, do not resuscitate orders, etc.) and emergency contact information. Additionally, through our BrightStar Photo ID Kit, we provide critical child photo and identification information for missing or abducted persons. Through our subsidiary, Paradigm Solutions Group, LLC, we offer model plans for employer-sponsored medical reimbursement plans, together with administrative support services for the implementation, maintenance and reporting of those plans.

       The Company's principal offices are located at 500 West Jefferson Street, 2310 PNC Plaza, Louisville, Kentucky 40202, and its phone number is (502) 540-5112. FullCircle Registry is a Nevada corporation.


This Offering


Shares of common stock outstanding prior to this offering.......................   23,764,211

Shares offered in this prospectus...............................................    1,975,279

Total shares outstanding after this offering....................................   25,739,490

Use of proceeds......                       We will not receive any  proceeds  from the sale of the shares of common  stock  offered in this prospectus.


         Risk Factors


         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in our SEC prospectuses are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.


We Have a History Of Losses Which May Continue, Requiring Us To Seek Additional Sources of Capital Which May Not Be Available, Requiring Us To Curtail Or Cease Operations.

         We incurred net losses of $3,321,402 for the year ended December 31, 2002, $474,414 for the year ended December 31, 2001 and $293,059 for the quarter ended March 31, 2003. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales of FullCircle Registry memberships and significantly increase the number of HealthIER Plan participants. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

         We will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We anticipate that we will require up to approximately $1,600,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About
Our Ability to Continue As a Going Concern, Which May Hinder Our
Ability to Obtain Future Financing.

         In their report dated February 13, 2003, our independent auditors stated that our financial statements for the year ended December 31, 2002 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2002 in the amount of $3,321,402. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Industry Has Low Barriers to Entry For New Competitors, and Competition Could Have a Material Adverse Effect on Our Financial Results.

         While we believe that we are the only company that currently provides the broad array of our services, several companies do compete against us in one or more of our services, including living will storage, medical records retrieval, digital document storage, child identification information, and medical reimbursement plans. If one or more of these competitors combined and offered their services on a bundled basis like we do, it could result in lost market share. Additionally, since the barriers to entry in our industry are low, a competitor may emerge with substantially greater managerial, engineering and technical systems and/or have the ability to adapt more quickly to changes in the industry. Lost market share will decrease our revenue and increase our marketing costs, thereby lowering or eliminating our ability to make a profit and increasing our losses.

A Significant Portion of Our Income Comes From Individual Purchases Not Long-Term Contracts; As a Result, Our Revenue Is not Guaranteed From Quarter-to-Quarter and We Cannot Always Operate Efficiently.

         A large percentage of our customer base involves purchases from resellers and the customers who purchase through the resellers do not enter into long-term purchase orders or commitments. Therefore, a large number of cancellations and non-renewals could exceed new subscribers, resulting in a loss of revenue. We make significant decisions regarding staffing and component procurement, personnel and resource requirements, and the level of business we seek and accept based upon long-term estimates of our number of customers. The short-term nature of our customers' commitments could result in large deviations from our estimates, resulting in severe excesses or shortages in staffing and resources. This makes it difficult for us to maximize our potential efficiency.

Our Computer System is Vulnerable to Being Hacked, Resulting in Loss of Customer Confidence and Liability for Damages to Customers.

         We employ a state-of-the-art computer system and security protections. However, no computer system is 100% impenetrable. If our computer system does get hacked, it could lead to incorrect or misinformation provided to customers and a loss of confidence by our customers, who would stop using our services, leading to a decrease in revenue and potential liability.

As a Result of the Sensitive Nature of Our Customers Documents and the Need for Immediate Access, Mistakes Could Lead to Lawsuits Demanding Large Verdicts.

         Our customers entrust us with sensitive medical documents, including advance directives (living wills and do not resuscitate orders) and lists of prescriptions, allergies, and medical conditions. A customer's inability to access these documents on a moments notice, or the release of wrong information, could result in serious injury or possible death. As a result, our company could face huge amounts of liability for medical mistakes, serious injuries, and death. While we have an insurance policy in the amount of $1,000,000, we cannot be assured of full coverage or continuing coverage in the future. A large settlement or monetary award against us could result in a loss of all or nearly all of our assets or cause us to cease operations.

As a Result of Our Industry, We Need to Maintain Substantial Insurance Coverage, Which Could Become Very Expensive or Have Limited Availability.

         Our marketing and sale of products and services related to the medical and emergency care fields creates an inherent risk of claims for liability. As a result, we have secured and will continue to maintain insurance in amounts we consider adequate to protect us from claims. We cannot, however, be assured to have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, there is no assurance that our insurance provider will not drop our insurance or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts which would result in increased liability to claims.

Our HealthIER Plan, a Medical Reimbursement Plan, is Subject to Scrutiny, Which Could Result in Audits of Customers and Challenges by the Internal Revenue Service.

         Our HealthIER Plan, a medical reimbursement plan, provides certain tax advantages to employers and employees alike. The Internal Revenue Service could decide to audit our customers, which could result in tax penalties and a loss of that customer's business with us. Additionally, although we believe that our HealthIER Plan complies with the necessary regulations, there is no guarantee that the IRS will not challenge our plan as being non-compliant with the exemptions provided. A negative ruling by the IRS could result in fines against us or a termination of this part of our business.

Future Laws, Regulations, and Rulings Could Result in the Reduction or Elimination of our HealthIER Plan Business.

         As with any tax procedure, medical expense reimbursement plans may be impacted by changes in the U. S. Tax Code and regulations promulgated thereunder, as well as Internal Revenue Service Rulings, Private Letter Rulings, Revenue Procedures, proposed regulations and an other interpretations of the Internal Revenue Code. Future laws, regulations, or rulings could restrict or eliminate the exemption in the law under which our HealthIER Plan operates, resulting in a reduction or loss of our revenue from this part of our business.

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

The Lack of a Mature Trading Market for our Common Stock May Cause our Stock Price to Decline Significantly and Limit the Liquidity of our Common Stock.

         We do not meet the listing requirements for the listing or quotation of our common stock on any national or regional securities exchange or on Nasdaq. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. As a result, accurate current quotations as to the value of our common stock are unavailable making it more difficult for investors to dispose of our common stock. The lack of current quotations and liquidity can cause our stock price to decline or to trade lower than the prices that might prevail if our securities were listed or quoted on an exchange or on Nasdaq.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in our Securities is Limited, Which Makes Transactions in our Stock Cumbersome and May Reduce the Value of an Investment in our Stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 that establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

    o that a broker or dealer approve a person's account for transactions in penny stocks; and
    o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

    o obtain financial information and investment experience objectives of the person; and
    o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

    o sets forth the basis on which the broker or dealer made the suitability determination; and
    o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Have Paid No Dividends On Our Common Stock.

         We have paid no cash dividends on our Common Stock in the past and do not intend to pay any dividends on our Common Stock in the foreseeable future. Our Board of Directors is empowered to declare dividends, if any, to holders of the common stock, based on our earnings, capital requirements, financial condition, and other relevant factors. We anticipate that we will reinvest profits from our operations, if any, into our business. We cannot assure you that we will ever pay dividends to holders of our common stock.

                              Selling Stockholders

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                     Shares Beneficially Owned                             Shares Beneficially Owned
                                       Prior to the Offering                                   After the Offering
                                -----------------------------------                    ---------------------------------
             Name                     Number                Percent           Total             Number           Percent
                                                                         Shares Offered
-----------------------             ----------------    --------------   ---------------     -----------        -----------
                                         1,752,000             7.1%           120,000         1,632,000             6.7%
Steven A. Whitten

James Reskin                             1,018,279             4.1%           220,279           798,000             3.3%

W. Garriott Baker                          447,500             1.8%           435,000            12,500                *

Richard Hausig                             200,000               *            200,000                 0                *

         * Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

                              Plan of Distribution

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     Interests of Named Experts and Counsel

         The balance sheet and financial statements of FullCircle Registry, Inc. ended December 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Chisholm & Associates, independent certified public accountants, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

                      Information Incorporated by Reference

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

         o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on April 14, 2003, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 20, 2003, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on November 7, 2002, as amended April 7, 2003, which is hereby incorporated by reference.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to W. Garriott Baker, President, FullCircle Registry, Inc., 500 West Jefferson Street, 2310 PNC Plaza, Louisville, Kentucky 40202.

 Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

                     Additional Information Available to You

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                                -----------------

                        1,975,279 SHARES OF COMMON STOCK
                                -----------------
                                   PROSPECTUS
                                -----------------

                                  May 22, 2003

                                     PART I

Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2003 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and the 2003 Stock Incentive Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2003 Stock Incentive Plan are available without charge by contacting:

                          W. Garriott Baker, President
                            FullCircle Registry, Inc.
                            500 West Jefferson Street
                                 2310 PNC Plaza
                           Louisville, Kentucky 40202
                                 (502) 540-5112

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on April 14, 2003, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 20, 2003, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on November 7, 2002, as amended April 7, 2003, which is hereby incorporated by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The balance sheet and financial statements of FullCircle Registry, Inc. ended December 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Chisholm & Associates, independent certified public accountants, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference, LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

Item 6.  Indemnification of Directors and Officers.

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       Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         None.


Item 8.  Exhibits.

      EXHIBIT
      NUMBER   EXHIBIT

      4.1      2003 Stock Incentive Plan.

      4.2      Employment Agreement between the Company and Steven A. Whitten

      4.3      Employment Agreement between the Company and W. Garriott Baker

      4.4      Compensation Agreement between the Company and James Reskin.

      4.5      Compensation Agreement between the Company and Richard Hausig.

      5.1      Opinion of Sichenzia Ross Friedman Ference LLP

     23.1      Consent of Chisholm & Associates

     23.2 Consent of Sichenzia Ross Friedman & Ference LLP is contained in Exhibit 5.1.

     24.1      Power of Attorney (included in the Signature Page).



Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky on May 22, 2003.


                            FULLCIRCLE REGISTRY, INC.


                                    By:/s/ W. GARRIOTT BAKER
                                    W. Garriott Baker
                                    President, Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on May 22, 2003.

                                    /s/ Steven A. Whitten
                                    Steven A. Whitten,
                                    Chief Executive Officer and Director

                                    /s/ Trent Oakley
                                    Trent Oakley,
                                    Executive Vice President and Director

                                    /s/ W. Garriott Baker
                                    W. Garriott Baker,
                                    President and Director

                                    /s/ David E. Allen
                                    David E. Allen,
                                    Director

                                    /s/ Isaac M. Boutwell
                                    Isaac M. Boutwell,
                                    Director

                                    /s/ John M. Briungton
                                    John M. Briungton,
                                    Director

                                    /s/ Myron Feinberg
                                    Myron Feinberg,
                                    Director

                                    /s/ Christopher E. Rhodes
                                    Christopher E. Rhodes,
                                    Director

                                    /s/ J. Matthew Skiles
                                    J. Matthew Skiles,
                                    Director

                                    /s/ Janice Whelan
                                    Janice Whelan,
                                    Director

                                    /s/ Toby G. Wolcott
                                    Toby G. Wolcott,
                                    Director

                                       17